Exhibit 10.30

January 15, 2014

Via Email

Steven C. Jones	David G. Pendell
Aspen Advanced Opportunity Fund, L.P.	XGS II, LLC
1740 Persimmon Drive, Suite 100	2338 Immokalee, Suite 131
Naples, FL 34109	Naples, FL 34110-1448

SVIC NO. 15 New Technology Business Investment L.L.P.	Michael Knox
c/o Samsung Venture Investment Corporation	3101 Grand Oak Drive
29th Fl, Samsung Electronics Bldg.	Lansing, MI 48911
1320-10, Seocho2-dong, Seocho-gu
Seoul, Korea 137-857

Re:	Samsung Transaction – Letter Agreement

Dear Investors:

This letter agreement (this “Letter Agreement”) is delivered by XG Sciences, Inc. (the “Company”) to each of Aspen Advanced Opportunity Fund, L.P. (“Aspen”); XGS II, LLC (“XGS II”); Michael Knox (“Knox”); and SVIC NO. 15 New Technology Business Investment L.L.P. (“Samsung” and collectively with Aspen, XGS II, and Knox, the “Investors”). Each Investor should acknowledge its agreement to the terms of this Letter Agreement by executing the last page of this Letter Agreement and delivering it to the Company.

1.	Approval of the Samsung Transaction.

Concurrently with the execution of this Letter Agreement, the Company and Samsung are entering into a Purchase Agreement (the “Purchase Agreement”), whereby Samsung will purchase a secured convertible promissory note (the “Samsung Note”) from the Company, together with a warrant to purchase 100,000 shares of the Company’s Series A Convertible Preferred Stock (the “Samsung Warrant”), in exchange for a payment of $3,000,000. The Purchase Agreement and the transactions contemplated therein, including the issuance of the Samsung Note and the Samsung Warrant and the performance by the Company and Samsung of their respective obligations under the Purchase Agreement and the related Transaction Agreements (as defined in the Purchase Agreement), are collectively referred to in this Letter Agreement as the “Samsung Transaction.”

Aspen, XGS II, and Knox (collectively, the “Existing Creditors”) each currently holds secured convertible promissory notes issued by the Company, which are being amended and restated in connection with the Samsung Transaction (the “Existing Creditor Notes”). The Existing Creditors acquired the Existing Creditor Notes, certain warrants, and certain related rights pursuant to certain agreements between each of them and the Company (the “Prior Transaction Agreements”), certain of which are being amended in connection with the Samsung Transaction.

XG Sciences, Inc. 3101 Grand Oak Drive, Lansing, MI 48911

www.xgsciences.com

The Prior Transaction Agreements include provisions that obligate the Company to provide notice of and obtain the consent of one or more of the Existing Creditors to certain actions, and to otherwise refrain from or take certain actions, which provisions could be implicated by the Samsung Transactions. The Existing Creditors desire to consent to and approve the Samsung Transaction; therefore, each of the Existing Creditors hereby: (a) consents to and approves the Company entering into the Purchase Agreement and the related Transaction Agreements, issuing the Samsung Note, issuing the Warrant, and entering into all other documents and agreements related to the Samsung Transaction that have been presented to the Existing Creditors for review prior to their execution; (b) consents to and approves the Company performing all of its obligations and duties under the Purchase Agreement and each of the related Transaction Agreements and taking such other actions as are necessary to implement the Samsung Transaction in accordance with such agreements; and (c) waives any and all notices, violations, defaults, and breaches under or of the Existing Creditor Notes and Prior Transaction Agreements that otherwise would be required by or result from the foregoing but for this Letter Agreement.

2.	Shareholder Agreement Restriction.

Capitalized terms that are used in this Section 2 but that are not otherwise defined in this Letter Agreement have the meaning given in the shareholder agreement dated March 18, 2013 between the Company and the shareholders of the Company (the “Shareholder Agreement”).

Aspen agrees that it shall consent to, approve of, or otherwise sanction any of the actions of the Company specified in Section 2.7 of the Shareholder Agreement (a “Proposed Company Action”) if Investors owning (as of the date of the Investor Notice) at least sixty-six percent (66%) of the voting securities (assuming Full Conversion, but excluding securities issuable pursuant to unexercised warrants and options) that are owned by all of the Investors (as of the date of the Investor Notice (defined below)), consent to the Proposed Company Action in writing. Aspen shall provide the other Investors with prior written notice of the Proposed Company Action (the “Investor Notice”) after receiving notification from the Company that a consent is required for any such action.

Each Investor should acknowledge its agreement to the terms of this Letter Agreement by executing the last page of this Letter Agreement and delivering it to the Company.

Sincerely,

XG SCIENCES, INC.

/s/ Michael Knox

Michael Knox, Chief Executive Officer

[Additional signature page follows.]

XG Sciences, Inc. 3101 Grand Oak Drive, Lansing, MI 48911
www.xgsciences.com

BY ITS SIGNATURE BELOW, EACH INVESTOR AGREES TO THE TERMS OF THIS LETTER AGREEMENT:

ASPEN:
ASPEN ADVANCED OPPORTUNITY FUND, L.P

	By:	AA XGS, LLC, General Partner

By:	/s/ Steven C. Jones	Date:	1/15/14
Steven C. Jones, Managing Member

XGS II:

XGS II, LLC

	By:	/s/ David G. Pendell	Date:	1-15-2014
David G. Pendell, Managing Member

SAMSUNG:

SVIC NO. 15 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

By: Samsung Venture Investment Corporation, its Partner

By	/s/ Seonjong Lee
Name:	SEONJONG LEE
Title:	C.E.O

KNOX:

/s/ Michael R. Knox
Michael R. Knox, Individually	Date: